Exhibit 10.1

SECOND SUPPLEMENT TO INDENTURE

SECOND SUPPLEMENT TO INDENTURE (this “Second Supplement”), dated as of November 19, 2004, among Syniverse Technologies, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”). Capitalized terms used herein but not otherwise defined in this Second Supplement shall have the meanings ascribed to such terms in the Indenture (hereinafter defined).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the “Indenture”), dated as of February 14, 2002 providing for the issuance of an unlimited amount of Senior Subordinated Notes (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, when authorized by a resolution of the Company’s Board of Directors, the Company and the Trustee may, without the consent of any Holders, amend, waive or supplement the Indenture without notice to or consent of any Holder to, among other things, cure any ambiguity, defect or inconsistency in the Indenture;

WHEREAS, Section 4.19 (Restrictions on Activities of the Parent and the Ultimate Parent) of the Indenture currently restricts the ability of the Parent and the Ultimate Parent to engage in any business activities other than, in the case of the Parent, holding the Capital Stock of the Company, and in the case of the Ultimate Parent, holding the Capital Stock of the Parent and the Capital Stock of the Subsidiary that owns the SS7 network, and activities directly related or necessary in connection with the holding of such Capital Stock (the “Limitation on Ownership Restriction”);

WHEREAS, the Limitation on Ownership Restriction is inconsistent with another more specific provision of the Indenture, specifically clause (ii) in the second full paragraph of Section 11.06 (Release of Guarantees), which permits the Guarantee of the Ultimate Parent and the Parent to be released if the Ultimate Parent contributes to the Parent as common equity or as a capital contribution, and the Parent in turn contributes to the Company as common equity or as a capital contribution, all of its Equity Interests in the Subsidiary that owns the Company’s SS7 network;

WHEREAS, the Limitation on Ownership Restriction is defective and inconsistent with the description of the Notes contained in the Offering Memorandum with respect to the sale of the Notes, dated February 6, 2002, which provides that the Parent and the Ultimate Parent will no longer be subject to the provisions of Section 4.19 in the event that the Guarantee of the Parent and the Ultimate Parent is released in accordance with the terms of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. INDENTURE AMENDMENT. Section 4.19 of the Indenture shall hereby be amended and supplemented by:

(a) inserting the following clause at the end of the first sentence in the first paragraph: “; provided that the Ultimate Parent may contribute to the Parent as common equity or as a capital contribution, and the Parent in turn may contribute to the Company as common equity or as a capital contribution, all of its Equity Interests in the Subsidiary that owns the Company’s SS7 network.”; and

(b) inserting the following new paragraph at the end of Section 4.19: “This covenant will cease to have any force and effect upon the release of the Guarantee of the Ultimate Parent and the Parent pursuant to Section 11.06 hereof.”

2. INSTRUCTIONS TO BE READ TOGETHER. This Second Supplement is an indenture supplement to and in implementation of the Indenture, and said Indenture and this Second Supplement shall henceforth be read together.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENT BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Second Supplement. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplement to Indenture to be duly executed and attested, all as of the date first above written.

SYNIVERSE TECHNOLOGIES, INC.

By:	/s/ Raymond L. Lawless
Name:	Raymond L. Lawless
Title:	Chief Financial Officer and Secretary

SYNIVERSE HOLDINGS, LLC

By:	/s/ Raymond L. Lawless
Name:	Raymond L. Lawless
Title:	Chief Financial Officer and Secretary

SYNIVERSE HOLDINGS, INC.

By:	/s/ Raymond L. Lawless
Name:	Raymond L. Lawless
Title:	Chief Financial Officer and Secretary

SYNIVERSE NETWORKS, INC.

By:	/s/ Raymond L. Lawless
Name:	Raymond L. Lawless
Title:	Chief Financial Officer and Secretary

SYNIVERSE FINANCE, INC.

By:	/s/ Raymond L. Lawless
Name:	Raymond L. Lawless
Title:	Chief Financial Officer and Secretary

SYNIVERSE BRIENCE, LLC

By:	/s/ Raymond L. Lawless
Name:	Raymond L. Lawless
Title:	Chief Financial Officer and Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Robert A. Massimillo
Name:	Robert A. Massimillo
Title:	Vice President
Authorized Signatory